Exhibit 5.1

[HEALTHSOUTH CORPORATION LETTERHEAD]

March 30, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:	HealthSouth Corporation; Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Corporate Secretary to HealthSouth Corporation, a Delaware corporation (the “Company”), and as such, I am rendering this opinion in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 30, 2007. The Registration Statement relates to the registration and sale from time to time by the Company pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of up to 723,921 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), which the Company is required to register with the Commission pursuant to the Agreement and Stipulation, dated December 8, 2006 (the “Settlement Agreement”), entered into by the Company in connection with the derivative suit for and on behalf of the Company, captioned Tucker v. Scrushy, et al. CV 02-5212, in

Securities and Exchange Commission

March 30, 2007

the Circuit Court of Jefferson County. The Shares are currently held in the name of the Company and will be sold by the Company for its own account.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I have examined or am otherwise familiar with the following:

(i)	the Registration Statement in the form it is to be filed with the Commission on March 30, 2007;

(ii)	a specimen certificate representing the Common Stock (the “Specimen Certificate”);

(iii)	the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect (the “Certificate of Incorporation”);

(iv)	the Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect (the “Bylaws”);

(v)	a certificate, dated as of March 30, 2007, from the Secretary of State of the State of Delaware, as to the existence and good standing in the State of Delaware of the Company;

(vi)	a copy of the Settlement Agreement;

(vii)	a copy of the Final Judgment Regarding Attorneys’ Fees of the Circuit Court of Jefferson County, Alabama, dated as of December 13, 2006, approving the Settlement Agreement; and

(viii)	copies of certain resolutions adopted by the Board of Directors of the Company.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents

Securities and Exchange Commission

March 30, 2007

submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am admitted to the bar in the State of Alabama, and I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent referred to specifically herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that, the Shares have been validly issued, fully paid and are non-assessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ John P. Whittington, Esq.